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                               OPERATING AGREEMENT

                                       OF

                            MIDAMERICAN FUNDING, LLC

         OPERATING AGREEMENT of MIDAMERICAN FUNDING, LLC, an Iowa limited liability company (the "COMPANY"), dated as of March 9, 1999, by CalEnergy Company, Inc., a Delaware corporation, the sole "MEMBER".

                              W I T N E S S E T H:

         WHEREAS, the Member desires to form a limited liability company pursuant to the provisions of the Limited Liability Company Act of the State of Iowa, as amended from time to time (the "ACT");

         WHEREAS, the Member hereby constitutes itself a limited liability company for the purposes and on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.

                             INTRODUCTORY PROVISIONS

         SECTION 1.1. CERTAIN DEFINITIONS. As used herein:

         "ACT" shall have the meaning set forth in the recitals hereto.

         "AFFILIATE" shall mean, with respect to any Person, any other Person who controls, is controlled by or is under common control with such Person.

         "ARTICLES" means the Articles of Organization of the Company as filed with the Secretary of State of Iowa, as it shall be amended from time to time.

         "BANKRUPTCY ACTION" has the meaning specified in SECTION 3.1(C).

         "CALENERGY" means CalEnergy Company, Inc., and its successors and assigns.

         "CAPITAL CONTRIBUTION" means a contribution by the Member to the capital of the Company pursuant to this Agreement.

         "CHAIRMAN" has the meaning specified in SECTION 3.5.

         "CODE" means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code shall include a reference to any amendatory or successor provision thereto.

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         "FISCAL YEAR" means the calendar year.

         "INDEMNIFIED PERSONS" has the meaning specified in SECTION 3.10.

         "INDEPENDENT MANAGER" has the meaning specified in Section B of Article VII of the Articles.

         "LEGAL REQUIREMENT" means any federal, state, or local law or regulation excluding regulations which are contrary to applicable law.

         "MAJORITY BOARD VOTE" means, in the case of any vote by the Board of Managers, the affirmative vote of the majority of the Managers present at a meeting where Quorum is present.

         "NOTICES" has the meaning specified in SECTION 8.2(A).

         "PERSON" means an individual, corporation, association, limited liability company, limited liability partnership, partnership, estate, trust, unincorporated organization or a government or any agency or political subdivision thereof.

         "QUORUM" has the meaning specified in SECTION 3.8.

         "SECRETARY" has the meaning specified in SECTION 3.5.

         "TRANSFER" means any direct or indirect sale, assignment, gift, hypothecation, pledge or other disposition, whether voluntary or by operation of law, of an Interest.

         "TREASURY REGULATIONS" means the regulations promulgated by the U.S. Department of the Treasury under the Code.

         SECTION 1.2. NAME. The name of the Company shall be "MIDAMERICAN FUNDING, LLC"

         SECTION 1.3. PRINCIPAL PLACE OF BUSINESS. The Company's principal place of business shall be at such place as the Member shall designate from time to time.

         SECTION 1.3.1. PURPOSES.

      A. The purpose for which the Company is organized is to enter into and consummate the transactions contemplated by (i) the Indenture, to be dated as of March 11, 1999, as supplemented by the First Supplemental Indenture, to be dated as of March 11, 1999, each among the Company and IBJ Whitehall Bank & Trust Company, as Trustee (as supplemented, the "Indenture"), (ii) the Escrow Agreement, to be dated as of March 11, 1999, between the Company and IBJ Whitehall Bank & Trust Company, as Escrow Agent, (iii) the Registration Rights Agreement, to be dated as of March 11, 1999, between the Company and the Initial Purchasers party thereto and (iv) the Merger Agreement, dated August 11, 1998, among CalEnergy, MAVH, Inc. ("Merger Sub"), Maverick Reincorporation Sub, Inc. and MidAmerican

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Energy Holdings Company ("Holdings"), the sole common shareholder of MidAmerican
Energy Company (the agreements referred to in (i) - (iv) above are referred to herein as the "Operative Documents"); engage in activities related to the acquisition, management and ownership of Merger Sub and Holdings as its successor upon the consummation of the Merger Agreement; enter into and perform any agreements to accomplish such purposes; and engage in any lawful act or activity, and exercise any powers permitted to limited liability companies, organized under the laws of Iowa, that are incidental to or necessary, suitable or convenient for the accomplishment of such purposes.

      B. As long as any of the securities issued under the Indenture (the "Securities") are outstanding, the Company shall not do any of the following:

         (i) engage in any business or activity other than those set forth in paragraph A of this Section 1.3.1;

         (ii) except as expressly provided in the Articles, shall not incur any debt, liability or obligation other than as part of the business or activity set forth in paragraph A of this Section 1.3.1;

         (iii) incur any indebtedness of, or assume, guarantee or become obligated for the debts of, or hold its credit or assets as being available to satisfy the obligations of, CalEnergy or any of CalEnergy's subsidiaries (except for the Company and its subsidiaries);

         (iv) except as provided for in the Operative Documents and except as contemplated by the Merger Agreement, shall not enter into any transaction of merger or consolidation, purchase or otherwise acquire all or substantially all of the assets of any other person or entity, change its form of organization or its business, liquidate or dissolve itself (or suffer any liquidation or dissolution); provided, however, that (A) the Company may incur debt to finance the acquisition of all or a portion of any assets used in its businesses, and (B) the Company may merge with or into any other person or entity, in each case only if no default exists or shall occur under the Operative Documents as a result thereof, and in the event that the Company is not the surviving entity (1) the surviving entity shall, simultaneously with such merger, assume all the obligations of the Company under the Operative Documents and the other credit arrangements to which it was a party, (2) the surviving entity shall continue to have a valid, perfected, first priority security interest in any applicable collateral securing the Securities, (3) after giving effect to such merger, the merger shall not result in a material adverse effect on such entity's financial condition, and (4) after giving effect to such merger, no default shall have occurred or be continuing under the Operative Documents and the other credit arrangements to which it is a party;

         (v) seek to have its indebtedness or other obligations guaranteed by, or secured by a pledge of the assets of, CalEnergy or any of CalEnergy's subsidiaries (except for the Company and its subsidiaries);

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         (vi) commingle its bank accounts or other assets with those of any other entity;

         (vii) acquire any obligations or securities of its members;

         (viii) operate or purport to operate as an integrated, single economic unit with respect to any other person or entity;

         (ix) seek or obtain credit or incur any obligation to any third party based upon the assets of CalEnergy or any of CalEnergy's subsidiaries (except for the Company and its subsidiaries) or induce any such third party to reasonably rely on the creditworthiness of CalEnergy or any of CalEnergy's subsidiaries (except for the Company and its subsidiaries), or suggest in any way that its assets are directly available to pay the claims of creditors of CalEnergy or any of CalEnergy's subsidiaries (except for the Company and its subsidiaries);

         (x) without the unanimous affirmative vote or consent of the Board of Managers of the Company, including the affirmative vote or consent of the Independent Manager, (A) institute proceedings to be adjudicated bankrupt or insolvent, (B) consent to the institution of bankruptcy or insolvency proceedings against it, (C) file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or a substantial part of its property, (D) make any assignment for the benefit of creditors, (E) admit in writing its inability to pay its debts generally as they become due, (F) dissolve or liquidate, in whole or in part, (G) change its form of organization or jurisdiction of organization; (H) amend Article IV or Article VII of the Articles or add, remove or amend any provision of such Articles in a manner that would interfere with the operation of such Article IV or Article VII, or (I) or take any limited liability company action (including any amendment, repeal or other modification of any provision of the Articles) in furtherance of any such action.

      C. The Company shall:

         (i) maintain books and records separate from those of any other person or entity;

         (ii) maintain its accounts separate from those of any other person or entity;

         (iii) conduct its business solely in its own name;

         (iv) maintain financial statements separate from those of any other entity, separately identifying its own assets, liabilities and financial affairs;

         (v) pay its indebtedness and other liabilities out of its own funds and assets;

         (vi) observe all limited liability company formalities required by law, the Articles and this Agreement;

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         (vii) maintain an arm's-length relationship with each of its affiliates;

         (viii) pay the salaries of its own employees and officers and maintain a sufficient number of employees in light of its contemplated business operations;

         (ix) allocate fairly and reasonably any overhead for office space or other expenses incurred by any affiliate on behalf of the Company;

         (x) use stationery, invoices, checks and other business forms separate from those of any other person or entity;

         (xi) correct any known misunderstanding regarding its identity separate from that of any other person or entity; and

         (xii) maintain adequate capital in light of its contemplated business operations.

         SECTION 1.4. DURATION. A. The Company shall be formed upon the filing of the Articles with the Office of the Secretary of State of Iowa pursuant to the Act and shall continue until dissolved pursuant to SECTION 7.1.

      B. To the extent permitted by law, the commencement of bankruptcy, insolvency, receivership or other similar proceeding, by or against the members, including the events listed in Section 490A.712 of the Act, shall not cause the dissolution of the Company or the cessation of the members' interests in the Company.

         SECTION 1.5. LIMITATION OF LIABILITY. A. The liability of a manager or employee of the Company to third parties for obligations of the Company shall be limited to the fullest extent provided in the Act and other applicable law. Any amendment, repeal or modification of the foregoing sentence shall not adversely affect any right or protection of a manager of the Company existing hereunder with respect to any act or omission occurring prior to such amendment, repeal or modification.

      B. In the event the Act is amended after approval of this Section by the Members so as to authorize limited liability company action further eliminating or limiting the liability of a Member or manager of the Company, then the liability of a Member or manager of the Company shall be eliminated or limited to the fullest extent permitted by the Act, as so amended from time to time. The provisions of this Section shall not be deemed to limit or preclude indemnification of a Member or manager by the Company for any liability of a Member or manager or preclude indemnification of a Member or manager by the Company for any liability of a Member or manager which has not been eliminated by the provisions of this Section.

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                                   ARTICLE II.

                     CAPITAL CONTRIBUTIONS; OTHER FINANCING;
                            INTERESTS IN THE COMPANY

         SECTION 2.1. CAPITAL CONTRIBUTIONS. Member has made the Capital Contribution as of the date hereof and shall have a Contribution Percentage of 100%.

         SECTION 2.2. WITHDRAWAL OF CAPITAL; LIMITATION ON DISTRIBUTIONS. The Member shall not be entitled to withdraw any part of its Capital Contributions to, or to receive any distributions from, the Company except as provided in
SECTION 6.1 and SECTION 7.2. The Member shall not be entitled to demand or receive (i) interest on its Capital Contributions or (ii) any property from the Company other than cash, except as provided in SECTION 7.2(A).

                                  ARTICLE III.

                                   MANAGEMENT

         SECTION 3.1. MANAGEMENT BY MANAGERS.

         (a) BOARD OF MANAGERS. Subject to SECTION 3.9, the management of the property, business and affairs of the Company shall be vested in, and conducted under the direction and control of, the Board of Managers, and, except as expressly set forth herein or unless expressly authorized by the Board of Managers, no Member shall have the power or authority to act for or to bind the Company.

         (b) POWERS OF THE BOARD OF MANAGERS. Subject to any vote or consent of Members as may be expressly required under the Act or any provision of this Agreement (unless not permitted under the Act or other applicable Legal Requirement), the Board of Managers shall have the power and authority, on behalf of and in the name of the Company, to do all things necessary or convenient to carry out the business and affairs of the Company.

         (c) UNANIMOUS CONSENT. The Company shall not without the unanimous affirmative vote of the Board of Managers, and the affirmative vote of the Independent Manager:

              (i) institute proceedings to have the Company adjudicated bankrupt or insolvent;

              (ii) consent to the institution of bankruptcy or insolvency proceedings against the Company;

              (iii) file a petition or consent to a petition seeking reorganization or relief on behalf of the Company under any applicable federal or state law relating to bankruptcy;

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              (iv) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or any similar official) of the Company or a substantial portion of its property;

              (v) make any assignment for the benefit of the Company's creditors;

              (vi) cause the Company to admit in writing its inability to pay its debts generally as they become due;

              (vii) take any action, or cause the Company to take any action, in furtherance of any of the foregoing (any of the above foregoing actions, a "Bankruptcy Action"); or

              (viii) merge or consolidate the Company.

         (d) FIDUCIARY DUTY. The fiduciary duty of the Managers shall not include a duty to take any Bankruptcy Action. No Manager or officer of the Company shall be liable to the Company or any Member on account of such Manager's or officer's good faith reliance on the provisions of this Section 3.1(d) and neither the Company nor any Member shall have any claim for breach of fiduciary duty or otherwise against any Manager or officer for failing to take any Bankruptcy Action. With respect to a vote in connection with a Bankruptcy Action, the Managers shall owe their fiduciary duties to the Company and its creditors.

         (e) ADDITIONAL POWERS OF THE BOARD OF MANAGERS. In addition to any rights and powers that may be expressly provided for in this Agreement, and, subject to SECTIONS 3.1(C), 3.1(D) and 3.9, the Board of Managers shall possess all of the rights and powers of a board of directors of a corporation formed under the Iowa Business Company Act.

         SECTION 3.2. ELECTION, NUMBER, QUALIFICATION, REMOVAL AND REPLACEMENT OF MANAGERS.

         (a) The Board of Managers shall be elected by a vote of the Majority-in-Interest of the Members.

         (b) There shall be three (3) Managers on the Board of Managers. At all times there shall be at least one Independent Manager. The rights and powers exercised by the Independent Manager in the management and business affairs of the Company may not be delegated.

         (c) Each person designated as a Manager shall hold office until his or her successor is duly designated in accordance with this SECTION 3.2 or until his or her earlier resignation, removal (in accordance with SECTION 3.2(E)), death, disability, disqualification or otherwise.

         (d) Any Manager may resign at any time upon written notice delivered to the Board of Managers, with a copy to each Member, which shall be effective upon the date

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    set forth therein or, if no such date is specified, upon delivery of such notice to the Board of Managers.

         (e) Any Manager may be removed, with or without cause, at any time by a Majority-in-Interest of the Members.

         (f) Any vacancy on the Board of Managers resulting from resignation, removal, death, disability, disqualification or otherwise, of a Manager shall be filled by the Members.

         (g) The election of a Manager shall be effective upon written notice delivered to the Company by the Members.

         SECTION 3.3. UNANIMOUS AFFIRMATIVE VOTE OF MANAGERS REQUIRES VOTE OF INDEPENDENT MANAGER.

         If the Independent Manager resigns, dies or becomes incapacitated, or such position is otherwise vacant, no action requiring the unanimous affirmative vote of the managers shall be taken until a successor Independent Manager is elected and qualified and approves such action.

         SECTION 3.4. INITIAL BOARD OF MANAGERS. The initial Board of Managers shall be David L. Sokol and Steven A. McArthur. Delbert D. Weber shall serve as the initial Independent Manager.

         SECTION 3.5. MEETINGS OF THE BOARD OF MANAGERS, NOTICES OF MEETINGS AND AGENDAS FOR MEETINGS.

         (a) The Board of Managers shall (i) elect from among themselves one Manager to act as chairman of the Board of Managers (the "CHAIRMAN") who, in addition to having the same powers and duties as the other Managers, shall also preside at all meetings of the Board of Managers, and (ii) appoint one person (who may, but need not be, a Manager) to act as secretary of, and to record the minutes of, all meetings of the Board of Managers (the "SECRETARY"). In the absence of the Chairman at any meeting of the Board of Managers, any other Manager selected by the Board of Managers shall act as Chairman of such meeting. In the absence of the Secretary at any meeting of the Board of Managers, any other Person (who may, but need not be, a Manager) selected by the Board of Managers shall act as Secretary at such meeting.

         (b) Meetings of the Board of Managers shall be held on such dates as may be agreed from time to time by the Board of Managers. Meetings of the Board of Managers shall be held at the Company's principal place of business set forth in SECTION 1.3, whether within or outside the State of Iowa, or at such other location (whether within or outside the State of Iowa) as may be agreed from time to time by the unanimous vote of the Board of Managers.

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         (c) With respect to meetings of the Board of Managers, the Secretary shall deliver (or cause to be delivered) at the direction of the Chairman, not later than five (5) days before the meeting date, to each Manager, with a copy to each Member, a written notice of, and agenda for, such meeting.

         (d) Notice of any meeting of the Board of Managers required to be given under SECTION 3.5(C) need not be given to any Manager who submits a written waiver of notice signed by such Manager either before or after the subject meeting.

         (e) Any Manager who wishes to have any matter discussed or acted upon at any meeting of the Board of Managers which matter is not specified in the subject agenda for such meeting may, not later than two (2) days prior to the meeting date, give written notice to the Chairman, with a copy to the Secretary, each of the other Managers and each of the Members, specifying such additional matter(s), whereupon the initial agenda for the subject meeting shall be deemed to have been amended to include such matters.

         (f) In addition to the Managers, the Member shall have the right to attend any or all meetings of the Board of Managers, but shall have no right to participate in any vote of the Board of Managers. In addition, the Board of Managers may, by Majority Board Vote, invite any other Person to attend, as an observer, any meeting of the Board of Managers.

         SECTION 3.6. ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken at any meeting of the Board of Managers may be taken without a meeting if all of the Managers then comprising the Board of Managers consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Managers.

         SECTION 3.7. TELEPHONIC MEETINGS. Managers shall have the right to participate in a meeting of the Board of Managers by means of conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

         SECTION 3.8. QUORUM; ACTION OF THE BOARD; ADJOURNMENTS.

         (a) The presence, in person, of a majority of the Managers comprising the Board of Managers, and for those actions of the Board of Managers taken pursuant to SECTION 3.1(C), the presence of a majority of the Board of Managers including the presence of the Independent Manager, shall constitute a quorum (a "QUORUM") for the transaction of business; provided that with respect to any regular meeting, notice thereof shall have been delivered to (or waived by) each Manager in accordance with SECTION 3.5(D).

         (b) Each Manager shall have one vote and, except as required by SECTION 3.1(c), a Majority Board Vote shall be the act of the Board of Managers.

         (c) At any meeting of the Board of Managers at which a Quorum is not present, the meeting shall be adjourned to another time or place and notice thereof shall be given

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    in accordance with SECTION 3.5(B). At the adjourned meeting, the
    Managers may, provided a Quorum is present, transact any business which might have been transacted at the original meeting.

         SECTION 3.9. MANAGEMENT RIGHTS. The Management of the Company rests exclusively with the Board of Managers, except as to duties granted to the Members of the Company pursuant to this SECTION 3.9. Notwithstanding anything herein to the contrary, to the extent that such actions are permitted by the Articles, the Company may not take any of the following actions without first obtaining the consent of the Member:

         (a) the merger, consolidation or other reorganization of the Company;

         (b) the liquidation, reorganization or recapitalization of the Company; or

         (c) the issuance, repurchase or redemption of any Membership Interests or any rights to purchase Membership Interests.

         In addition, the business and affairs of the Company shall be operated in such a manner as the Board of Managers deems reasonable and necessary or appropriate to preserve the limited liability of the managers, the separateness of the Company from the business of its members, and as long as the Securities are outstanding, the special purpose, bankruptcy remote status of the Company. To the extent permitted by law, as long as the Securities are outstanding, the Board of Managers shall make decisions with respect to the business and daily operations of the Company independent of, and not dictated by, any member or any affiliate of any member.

         SECTION 3.10. INDEMNIFICATION. (a) Each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, or arbitration and whether formal or informal ("PROCEEDING"), by reasons of the fact that he or she, or a person of whom he or she is the legal representative, is or was a manager or employee of the Company or is or was serving at the request of the Company as a manager or employee of another limited liability company or of a corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity while serving as a manager or employee or in any other capacity while serving as a manager or employee (each, an "INDEMNIFIED PERSON"), shall be indemnified and held harmless by the Company to the fullest extent authorized by the Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than the permitted the Company to provide prior to such amendment), against all reasonable expenses, liability and loss (including, without limitation, attorneys' fees, all costs, judgments, fines, Employee Retirement Income Security Act excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Such right shall be a contract right and shall include the right to be paid by the Company expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a manager or employee in his or her capacity as a manager

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or employee (and not in any other capacity in which service was or is rendered by such person while a manager or employee, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the Company of (i) a written undertaking, by or on behalf of such manager or employee, to repay all amounts so advanced if it should be determined ultimately that such manager or employee is not entitled to be indemnified under this Section 3.10 or otherwise, or (ii) a written affirmation by or on behalf of such manager or employee that, in such person's good faith belief, such person has met the standards of conduct set forth in the Act.

         (b) If a claim under clause (a) is not paid in full by the Company within thirty (30) days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful, in whole or in part, the claimant shall be entitled to also be paid the expenses of prosecuting such claim. It shall be a defense to any such action that the claimant has not met the standards of conduct which make it permissible under the Act for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Company. The failure of the Company (including its Board of Managers, independent legal counsel or its Members) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Act shall not be a defense to the action or create a presumption that the claimant had not met the applicable standard of conduct.

         (c) Indemnification provided hereunder shall, in the case of the death of the person entitled to indemnification, inure to the benefit of such person's heirs, executors or other lawful representatives. The invalidity or unenforceability of any provision of this Section 3.10 shall not affect the validity or enforceability of any other provision of this Article III.

         (d) Any action taken or omitted to be taken by any manager or employee in good faith and in compliance with or pursuant to any order, determination, approval or permission made or given by a commission, board, official or other agency of the United States or of any state or other governmental authority with respect to the property or affairs of the Company or any such business corporation, not-for-profit corporation, joint venture, trade association or other entity over which such commission, board, official or agency has jurisdiction or authority or purports to have jurisdiction or authority shall be presumed to be in compliance with the standard of conduct set forth in Section 490.A.707 (or any successor provision) of the Act whether or not it may thereafter be determined that such order, determination, approval or permission was unauthorized, erroneous, unlawful or otherwise improper.

         (e) Unless finally determined, the termination of any litigation, whether by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the action taken or omitted to be taken by the person seeking indemnification did not comply with the standard of conduct set forth in Section 490.A.707 (or any successor provision) of the Act.

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         (f) The rights conferred on any person by this Section 3.10 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the this Agreement, vote of the Members or Independent Managers or otherwise.

         (g) The Company may maintain insurance, at its expense, to protect itself and any such manager or employee of the Company or another limited liability company, corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Iowa Act.

                                   ARTICLE IV.

                     BOOKS; ELECTIONS; BUDGETS; FISCAL YEAR

         SECTION 4.1. ADMINISTRATIVE SERVICES, BOOKS, RECORDS AND REPORTS. The Member shall cause to be performed all general and administrative services on behalf of the Company in order to assure that complete and accurate books and records of the Company are maintained at the Company's principal place of business showing the names, addresses and Interests of each of the Members, all receipts and expenditures, assets and liabilities, profits and losses, and all other records necessary for recording the Company's business and affairs. For federal tax purposes, the items of taxable income, gain, loss, deduction and credits shall be directly taken into account by the Company.

                                   ARTICLE V.

                            EMPLOYMENT OF AFFILIATES

         SECTION 5.1. PARTIES EMPLOYED. Subject to any restrictions contained in the Articles and subject to the approval of a Majority-in-Interest of the Members, the Company may contract for services to be performed for the Company by the Member or Affiliates of the Member. In the case of the employment of the Member or of Affiliates of a Member, the compensation to be paid by the Company to such Member or Affiliates shall be not greater than the compensation generally paid to third parties for comparable services in comparable locations.

                                   ARTICLE VI.

                                  DISTRIBUTIONS

         SECTION 6.1. DISTRIBUTIONS. Subject to any restrictions contained in the Articles, distributions shall be made at such time and in such amounts as determined by the Member shall be made to the Member in cash or other property.

         SECTION 6.2. RESTORATION OF FUNDS. Except as otherwise provided by law, no Member shall be required to restore to the Company any funds properly distributed to it pursuant to SECTION 6.1.

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                                  ARTICLE VII.

                           DISSOLUTION AND LIQUIDATION

         SECTION 7.1. DISSOLUTION.

         (a) The Company may not be dissolved or liquidated, in whole or in part, without the unanimous affirmative vote or consent of the Board of Managers.

         (b) Pursuant to Section 490.A.1301 of the Act, the Company elects that the bankruptcy, death, dissolution, expulsion, incapacity, or withdrawal of any Member, shall not constitute a dissolution of the Company.

         (c) The Company shall be dissolved upon the entry of a decree of judicial dissolution under Section 490.A.1302 of the Act.

         SECTION 7.2. WINDING UP AFFAIRS AND DISTRIBUTION OF ASSETS.

         (a) Upon dissolution of the Company, the Member shall proceed to wind up the affairs of the Company, liquidate the remaining property and assets of the Company and wind-up and terminate the business of the Company. The Member shall cause a full accounting of the assets and liabilities of the Company to be taken and shall cause the assets to be liquidated and the business to be wound up as promptly as possible by the following method: selling the Company assets and distributing the net proceeds therefrom (after the payment of Company liabilities) to the Member.

         (b) The proceeds of such liquidation shall be applied in the following order of priority: (i) first, to the expenses of such liquidation; (ii) second, to the debts and liabilities of the Company (including debts of the Company to the Member or its Affiliates and any fees and reimbursements payable under this Agreement), in the order of priority provided by law;
    (iii) third, a reasonable reserve shall be set up to provide for any contingent or unforeseen liabilities or obligations of the Company to third parties (to be held and disbursed, at the discretion of the Member, by an escrow agent selected by the Member) and at the expiration of such period as the Member may deem advisable, the balance remaining in such reserve shall be distributed as provided herein; (iv) fourth, to the Member in accordance with SECTION 6.1.

         (c) In connection with the liquidation of the Company, the Member shall have the first opportunity to make bids or tenders for all or any portion of the assets of the Company, and such assets shall not be sold to an outsider except only for a price higher than the highest and best bid of the Member.

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                                  ARTICLE VIII.

                                  MISCELLANEOUS

         SECTION 8.1. ARTICLES REQUIREMENTS. From time to time the Member shall sign and acknowledge all such writings as are required to amend the Articles or for the carrying out of the terms of this Agreement or, upon dissolution of the Company, to cancel such Articles. The Member is hereby designated as an authorized person to sign the Company's Articles and any other documents that are appropriate and necessary to effectuate the purpose of this Agreement.

         SECTION 8.2. NOTICES.

         (a) All Notices, consents, approvals, reports, designations, requests, waivers, elections and other communications (collectively, "NOTICES") authorized or required to be given pursuant to this Agreement shall be given in writing and either personally delivered to the Member to whom it is given or delivered by an established delivery service by which receipts are given or mailed by registered or certified mail, postage prepaid, or sent by telex or telegram or electronic telecopier, addressed to the Member at its address listed below its name on the signature page.

         (b) All Notices shall be deemed given (i) when delivered personally to the recipient, (ii) when sent to the recipient (with receipt confirmed by sender's machine) by telecopy if during normal business hours of the recipient, otherwise on the next business day, or (iii) one (1) business day after the date sent to the recipient (three (3) business days in the case of international delivery) by reputable express courier service (charges prepaid). Any Member may change its address for the receipt of Notices at any time by giving Notice thereof to all of the other Members. Notwithstanding the requirement in SECTION 8.2(A) as to the use of registered or certified mail, any routine reports required by this Agreement to be submitted to Members at specified times may be sent by first-class mail.

         SECTION 8.3. PARTIES IN INTEREST; THIRD-PARTY BENEFICIARIES.

         (a) Neither this Agreement nor any of the rights, duties, or obligations of any party hereunder may be transferred or assigned by a party hereto, except in connection with a Transfer of the membership interest. Subject to the foregoing, this Agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns.

         (b) This Agreement shall not confer any rights or remedies upon any person or entity other than the parties hereto, the Indemnified Persons, the holders of long-term indebtedness of the Company and their respective permitted successors and assigns.

         SECTION 8.4. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all

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

prior agreements and understandings among the Members with respect to the subject matter hereof.

         SECTION 8.5. MODIFICATION. No change or modification of this Agreement shall be of any force unless such change or modification is in writing and has been signed by all of the Members. No waiver of any breach of any of the terms of this Agreement shall be effective unless such waiver is in writing and signed by the Member against whom such waiver is claimed. Any change or modification of SECTIONS 1.3.1, 1.4, 3.1(C), 3.1(D), 3.3, 7.1, or 8.5 and the related definitions shall require the consent of the Independent Manager. No waiver of any breach shall be deemed to be a waiver of any other or subsequent breach.

         SECTION 8.6. SEVERABILITY. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. Furthermore, in lieu of any such invalid, illegal or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid, illegal or unenforceable provision as may be possible and be valid, legal and enforceable.

         SECTION 8.7. FURTHER ASSURANCES. The Member shall execute such deeds, assignments, endorsements, evidences of Transfer and other instruments and documents and shall give such further assurances as shall be necessary to perform its obligations hereunder.

         SECTION 8.8. GOVERNING LAW. This Agreement shall be governed by and be construed in accordance with the laws of the State of Iowa.

         SECTION 8.9. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         SECTION 8.10. WAIVER OF PARTITION. Each Member hereby waives its right to bring an action for partition of any of the property owned by the Company.

         SECTION 8.11. CONFLICTS. To the extent that any provision contained herein is in conflict or inconsistent with any provision contained in the Articles, the Articles shall control.

IN WITNESS WHEREOF, the undersigned has duly executed this Agreement as of the day and date first set forth above.

                                       CALENERGY COMPANY, INC.

                                       Its Sole Member

                                       By: /s/ Steven A. McArthur
                                          -------------------------------------
                                          Name:  Steven A. McArthur
                                          Title: Executive Vice President
                                                   and General Counsel

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